Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
First Quarter 2007 Operating Results
Baton Rouge, LA — Thursday, May 10, 2007 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2007.
First Quarter Results
Lamar reported net revenues of $275.2 million for the first quarter of 2007 versus $253.3 million for the first quarter of 2006, an 8.6% increase. Operating income for the first quarter of 2007 was $31.5 million as compared to $27.3 million for the same period in 2006. During the first quarter of 2007, the Company recognized a $15.4 million gain as a result of the sale of a private company in which the Company had an ownership interest. There were net earnings of $8.8 million for the first quarter of 2007 compared to net earnings of $1.5 million for the first quarter of 2006.
Adjusted EBITDA, which we refer to herein as EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net income at the end of this release), for the first quarter of 2007 was $114.0 million versus $101.8 million for the first quarter of 2006, an 11.9% increase.
Free cash flow (defined as EBITDA less interest expense, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the first quarter of 2007 was $37.6 million as compared to $29.2 million for the same period in 2006, a 28.8% increase.
As of the date of this press release, the Company has 428 digital displays in operation in 107 markets.
Pro forma net revenue for the first quarter of 2007 increased 7.4% and pro forma EBITDA increased 10.4% as compared to the first quarter of 2006. Pro forma net revenue and EBITDA include adjustments to the 2006 period for acquisitions and divestitures for the same time frame as actually owned in the 2007 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Stock Repurchase Program At January 1, 2007, the Company had approximately $100.7 million of repurchase capacity remaining under a repurchase plan adopted in August 2006. In addition to that plan, the Company’s board of directors adopted a new repurchase plan in February 2007 for repurchases of up to $500.0 million of the Company’s Class A common stock over a period not to exceed 24 months. During the three months ended March 31, 2007, the Company purchased approximately 2,033,947 shares for an aggregate purchase price of approximately $130.1 million. Share repurchases under the plan may be made on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased is determined by Lamar’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for future use for general corporate and other purposes.

Special Cash Dividend In February 2007, the Company’s board of directors declared a special cash dividend of $3.25 per share of Common Stock that was paid on March 30, 2007 to stockholders of record on March 22, 2007. Lamar had approximately 82.5 million shares of Class A Common Stock and 15.4 million shares of Class B Common Stock, which is convertible into Class A Common Stock on a one-for-one basis at the option of its holder, outstanding on the record date resulting in an aggregate dividend payment of $318.3 million.
Guidance
For the second quarter of 2007 the Company expects net revenue to be approximately $315 million. On a pro forma basis this represents an increase of approximately 9% over the same period in 2006.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding our guidance for the second quarter of 2007. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) changes in the regulation of the outdoor advertising industry that could adversely affect us; (4) our need for and ability to obtain additional funding for acquisitions or operations; (5) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (6) the general health of the economy and the demand for advertising; and (7) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measure
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.

Conference Call Information
A conference call will be held to discuss the Company’s operating results Thursday, May 10, 2007 at 2:30p.m.central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-9871 or 1-334-323-9872
Passcode:	Lamar

Replay:	1-877-919-4059
Passcode:	32365622
Available through Monday, May 14, 2007 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com
Webcast Replay:	www.lamar.com
Available through Monday, May 14, 2007 at 11:59 p.m. eastern time
General Information on Lamar
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states and Puerto Rico, logo businesses in 19 states and the province of Ontario, Canada and approximately 70 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre Chief Financial Officer (225) 926-1000 KI@lamar.com

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended
	March 31,
	2007	2006

Net revenues	$275,185	$253,333

Operating expenses (income)
Direct advertising expenses (exclusive of depreciation and amortization)	100,783	95,209
General and administrative expenses (exclusive of non-cash compensation and depreciation and amortization)	48,876	46,314
Corporate expenses (exclusive of non-cash compensation and depreciation and amortization)	11,551	9,979
Non-cash compensation	9,447	2,998
Depreciation and amortization	73,318	73,178
Gain on disposition of assets	(312)	(1,678)

	243,663	226,000

Operating income	31,522	27,333

Other expense (income)
Gain on disposition of investment	(15,448)	—
Interest income	(493)	(227)
Interest expense	31,845	24,843

	15,904	24,616

Income before income tax expense	15,618	2,717
Income tax expense	6,779	1,177

Net income	8,839	1,540
Preferred stock dividends	91	91

Net income applicable to common stock	$8,748	$1,449

Cash dividends declared per share of common stock	$3.25	$—

Earnings per share:
Basic earnings per share	$0.09	$0.01

Diluted earnings per share	$0.09	$0.01

Weighted average common shares outstanding:
Basic	99,222,644	105,009,487
Diluted	100,064,865	105,857,006

OTHER DATA
Free Cash Flow Computation:
EBITDA	$113,975	$101,831
Interest, net of interest income and amortization of financing costs	(30,262)	(23,403)
Current taxes	3,994	(2,601)
Preferred stock dividends	(91)	(91)
Total capital expenditures(1)	(50,064)	(46,558)

Free cash flow	$37,552	$29,178

(1)	See the capital expenditures detail included in this release for a breakdown by category

	March 31,	December 31,
Selected Balance Sheet Data:	2007	2006
Cash and cash equivalents	279	11,796
Working capital	126,619	119,791
Total assets	3,942,389	3,924,228
Total debt (including current maturities)	2,472,440	1,990,468
Total stockholders’ equity	1,107,082	1,538,533

	Three Months Ended
	March 31,
	2007	2006

Other Data:
Cash flows provided by operating activities	$33,352	$34,921
Cash flows used in investing activities	81,218	111,771
Cash flows provided by financing activities	36,333	64,570

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$33,352	$34,921
Changes in operating assets and liabilities	48,711	37,783
Total capital expenditures	(50,064)	(46,558)
Preferred stock dividends	(91)	(91)
Other	5,644	3,123

Free cash flow	$37,552	$29,178

Reconciliation of EBITDA to Net income:
EBITDA	$113,975	$101,831
Less:
Non-cash compensation	9,447	2,998
Depreciation and amortization	73,318	73,178
Gain on disposition of assets	(312)	(1,678)

Operating Income	31,522	27,333

Less:
Gain on disposition of investment	(15,448)	—
Interest income	(493)	(227)
Interest expense	31,845	24,843
Income tax expense	6,779	1,177

Net income	$8,839	$1,540

	Three Months ended
	March 31,
	2007	2006	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$275,185	$253,333	8.6%
Acquisitions and divestitures	—	2,803

Pro forma net revenue	$275,185	$256,136	7.4%

Reported direct advertising and G&A expenses	$149,659	$141,523	5.7%
Acquisitions and divestitures	—	1,145

Pro forma direct advertising and G&A expenses	$149,659	$142,668	4.9%

Reported outdoor operating income	$125,526	$111,810	12.3%
Acquisitions and divestitures	—	1,658

Pro forma outdoor operating income	$125,526	$113,468	10.6%

Reported Corporate expenses	$11,551	$9,979	15.8%
Acquisitions and Divestitures	—	223

Pro forma Corporate expenses	$11,551	$10,202	13.2%

Reported EBITDA	$113,975	$101,831	11.9%
Acquisitions and divestitures	—	1,435

Pro forma EBITDA	$113,975	$103,266	10.4%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2006 for acquisitions and divestitures for the same time frame as actually owned in 2007.

	Three Months ended
	March 31,
	2007	2006
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor Operating income	$125,526	$111,810
Less: Corporate expenses	(11,551)	(9,979)
Non-cash compensation	(9,447)	(2,998)
Depreciation and amortization	(73,318)	(73,178)
Plus: Gain on disposition of assets	312	1,678

Operating income	$31,522	$27,333

	Three Months ended
	March 31,
	2007	2006
Capital expenditure detail by category:
Billboards — traditional	$20,525	$17,261
Billboards — digital	15,786	18,027
Logo	1,774	1,605
Transit	439	214
Land and buildings	9,100	7,273
Operating equipment	2,440	2,178

Total capital expenditures	$50,064	$46,558